Exhibit 10.1

CANCELLATION AGREEMENT

This Cancellation Agreement, dated May 28, 2013 (this "Agreement"), is made and entered into by and among Fun World Media, Inc., a Delaware corporation (the "Company"), and Joseph Merhi, Tiber Creek Corporation, a Delaware corporation, and MB Americus LLC, a California limited liability company (each, a “Cancelling Party”, and together, the "Canceling Parties"), with respect to the following facts:

A. On or about the date hereof, the Company has entered into subscription agreement for the sale of shares of Company common stock and warrants to purchase shares of Company common stock (the “Financing”).

B.  The Cancelling Parties hold, as of the date of this Agreement, 20,000,000 restricted shares of the Company's outstanding common stock, and as a condition to the Financing, the Company has required that the Cancelling Parties reduce the aggregate number of shares held by them to no more than 1,100,000 shares.

C.  The Canceling Parties are entering into this Agreement to, among other things, induce the Company to complete the Financing as the investors in the Financing would not consummate the transactions contemplated by the subscription agreements unless the transactions contemplated hereby are effectuated in accordance herewith.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound, the parties hereto agree as follows:

1.

Cancellation of Shares.  The Canceling Parties shall deliver to the Company for cancellation stock certificates representing the share of the Company's common stock held by each of them as set out below along with duly executed medallion guaranteed stock powers covering the shares (or such other documents acceptable to the Company's transfer agent) and hereby irrevocably instructs the Company and the Company's transfer agent to cancel the shares in the following amounts:

Register Holder	Total Shares Held	Shares Cancelled	Shares Remaining After cancellation
Joseph Merhi	19,500,000	18,500,000	1,000,000
Tiber Creek Corporation	250,000	200,000	50,000
MB Americus LLC	250,000	200,000	50,000

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Following such cancellation the shares common stock will no longer be outstanding on the stock ledger of the Company and the Canceling Parties shall no longer have any interest in the shares whatsoever.  The Company shall immediately deliver to the Company's transfer agent or secretary irrevocable instructions providing for the cancellation of the shares.

2.

Representations by the Canceling Parties.

(a)

Each of the Canceling Parties owns the shares of common stock being cancelled or redeemed hereunder, of record and beneficially, free and clear of all liens, claims, charges, security interests, and encumbrances of any kind whatsoever.  Each of the Canceling Parties has sole control over such shares or sole discretionary authority over any account in which they are held.  Except for this Agreement, no person has any option or right to purchase or otherwise acquire the shares, whether by contract of sale or otherwise, nor is there a "short position" as to the shares.  Each of the Canceling Parties owns only the shares of Company common stock set forth next to its name in Section 1 above, and does not own any other shares, options, warrants or other securities of the Company.

(b)

Each of the Canceling Parties has full right, power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by the Canceling Parties and constitutes a valid, binding obligation of the Canceling Parties, enforceable against it in accordance with its terms (except as such enforceability may be limited by laws affecting creditor's rights generally).

3.

Further Assurances.  Each party to this Agreement will use his or its commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including the execution and delivery of such other documents and agreements as may be necessary to effectuate the cancellation or redemption of the shares).

4.

Amendment and Waiver.  Any term, covenant, agreement or condition of this Agreement may be amended, with the written consent of the Company and the Canceling Parties, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by one or more substantially concurrent written instruments signed by the Company and the Canceling Parties.

5.

Survival of Agreements, Representations and Warranties, etc.  All representations and warranties contained herein shall survive the execution and delivery of this Agreement.

6.

Successors and Assigns.  This Agreement shall bind and inure to the benefit of and be enforceable by the Company and the Canceling Parties, and their respective successors and assigns.

7.

Governing Law.  This Agreement (including the validity thereof and the rights and obligations of the parties hereunder and thereunder) and all amendments and supplements

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hereof and thereof and all waivers and consents hereunder and thereunder shall be construed in accordance with and governed by the internal laws of the State of California without regard to its conflict of laws rules, except to the extent the laws of Delaware are mandatorily applicable.

8.

Miscellaneous.  This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.  Each party to this Agreement hereby represents and warrants to the other party that it has had an opportunity to seek the advice of its own independent legal counsel with respect to the provisions of this Agreement and that its decision to execute this Agreement is not based on any reliance upon the advice of the Company, its officer, directors, representatives or legal counsel.  This Agreement shall be construed neutrally, without regard to the party responsible for its preparation.  This Agreement may be executed in any number of counterparts and may be delivered by facsimile transmission or electronic mail in portable document format or other means intended to preserve the original graphic content of a signature.  Each such counterpart shall constitute an original but all such counterparts shall together constitute but one and the same instrument. This Agreement shall become effective with respect to each Cancelling Party once the Company and such Cancelling Party has executed the Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Fun World Media, Inc.

By:  /s/  Kevin Kearney

Name:  Kevin Kearney

Title:  Chief Executive Officer

/s/ Joseph Merhi

Joseph Merhi

Tiber Creek Corporation

By: /s/ James Cassidy

      James Cassidy, Sole Shareholder

And officer

MB Americus LLC

By: /s/ James McKillop

       James McKillop, Sole Member and

       Manager

[Signature Page to Cancellation Agreement]

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